UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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FLEXSTEEL INDUSTRIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FLEXSTEEL INDUSTRIES, INC.

P.O. Box 877
Dubuque, Iowa 52004-0877

November 1, 2006

Office of the Chairman of the Board

Dear Shareholder:

You are cordially invited to attend the Annual Shareholders’ Meeting on Monday, December 11, 2006, at 2:00 p.m. We sincerely want you to come, and we welcome this opportunity to meet with those of you who find it convenient to attend.

Time will be provided for shareholder questions regarding the affairs of the Company and for discussion of the business to be considered at the meeting as explained in the notice and proxy statement which follow. Directors and other Company executives expect to be available to talk individually with shareholders after the meeting. No admission tickets or other credentials are currently required for attendance at the meeting, but we may request to see some identification to establish that you are a shareholder of the Company.

The formal notice of the meeting and proxy statement follow. I hope that after reading them you will sign, date and mail the proxy card, whether you plan to attend in person or not, to assure that your shares will be represented.

Sincerely,

L. Bruce Boylen
Chairman of the Board

Record Date:	October 18, 2006
Date of Meeting:	December 11, 2006
Time:	2:00 p.m.
Place:	Hilton Minneapolis
1001 Marquette Avenue
Minneapolis, MN 55403

IMPORTANT

WHETHER YOU OWN ONE SHARE OR MANY, EACH SHAREHOLDER IS URGED TO VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

FLEXSTEEL INDUSTRIES, INC.

P.O. Box 877
Dubuque, Iowa 52004-0877

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held December 11, 2006

TO THE SHAREHOLDERS:

The Annual Meeting of Shareholders of Flexsteel Industries, Inc. will be held at the Hilton Minneapolis, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, on Monday, December 11, 2006 at 2:00 p.m. for the following purposes:

1.	To elect four (4) Class II Directors to serve until the year 2009 Annual Meeting and until their successors have been elected and qualified or until their earlier resignation, removal or termination (Proposal I).
2.	To consider and act upon a proposal to approve the 2006 Stock Option Plan (Proposal II).
3.	To consider and act upon a proposal to amend Subsection A of Article V of the 1983 Restated Articles of Incorporation, as amended, to increase the minimum number of directors to seven (7) and the maximum number of directors to thirteen (13) (Proposal III).
4.	To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

October 18, 2006 has been fixed as the record date for the determination of common shareholders entitled to notice of and to vote at the meeting, and only holders of record at the close of business on that date will be entitled to vote at the meeting or any adjournments or postponements of the meeting.

Whether or not you plan to attend the meeting, please mark, date and sign the accompanying proxy and return it promptly in the enclosed envelope which requires no additional postage if mailed in the United States. If you attend the meeting, you may vote your shares in person even though you have previously signed and returned your proxy. Voting by ballot at the meeting cancels any proxy previously returned.

BY ORDER OF THE BOARD OF DIRECTORS

TIMOTHY E. HALL
Secretary

November 1, 2006

PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY

PROXIES AND VOTING

This proxy statement and the accompanying proxy is solicited on behalf of the Board of Directors (the “Board”) of Flexsteel Industries, Inc. (the “Company” or “Flexsteel”) to be used at the Annual Meeting of Shareholders to be held on Monday, December 11, 2006, and any adjournments or postponements of the meeting, for the purposes set forth in the notice of meeting. Each shareholder who signs and returns a proxy in the form enclosed with this proxy statement has the unconditional right to revoke the proxy at any time prior to its use at the meeting. A shareholder can change his or her proxy or vote in one of three ways:

•	send a signed notice of revocation to our Secretary to revoke the previously given proxy;
•	send a completed proxy card bearing a later date than the previously given proxy to our Secretary indicating the change in your vote; or
•	attend the meeting and vote in person, which will automatically cancel any proxy previously given, or the shareholder may revoke his or her proxy in person, but a shareholder’s attendance at the meeting alone will not revoke any proxy that the shareholder has previously given.

If a shareholder chooses either of the first two methods, the shareholder must take the described action no later than the beginning of the meeting. Once voting on a particular matter is completed at the meeting, a shareholder will not be able to revoke his or her proxy or to change his or her vote as to that matter. Unless a shareholder’s proxy is so revoked or changed, the shares of common stock represented by each proxy received by the Company will be voted at the meeting and at any adjournments or postponements of the meeting. If a shareholder’s shares of common stock are held in street name by a broker, bank or other financial institution, such shareholder must contact them to change his or her vote. Execution of the proxy will in no way affect a shareholder’s right to attend the meeting and vote in person. If a shareholder specifies how the proxy is to be voted on any business to come before the meeting, it will be voted in accordance with such specification. If no specification is made, it will be voted FOR the election of James R. Richardson, Patrick M. Crahan, Robert E. Deignan and Mary C. Bottie as Class II Directors (Proposal I), FOR the approval of the 2006 Stock Option Plan (Proposal II) and FOR the amendment of the 1983 Restated Articles of Incorporation (Proposal III). Each of the above named director nominees has been previously elected by the shareholders, except Mary C. Bottie who was appointed to the Board on December 8, 2003.

As of the close of business on October 18, 2006, the record date for determining shareholders entitled to notice of, and to vote at, the meeting, the Company had 6,566,340 outstanding shares of common stock, par value $1.00 per share, which is the only class of the Company’s capital stock entitled to vote at the meeting. Each share of common stock issued and outstanding as of the record date is entitled to one vote upon each matter to be presented at the meeting, and cumulative voting for directors is not permitted. A quorum, consisting of a majority of the outstanding shares of common stock entitled to vote at the meeting, must be present in person or represented by proxy before action may be taken at the meeting.

Votes cast by proxy or in person will be counted by the inspector of election appointed for the meeting who will be present at the meeting. The affirmative vote of a plurality of the shares of common stock present in person or represented by proxy at the meeting is required for the election of the director nominees named in this proxy statement. Adoption of the proposal to approve the 2006 Stock Option Plan requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting. Adoption of the proposal to approve the amendment to Subsection A of Article V of the Company’s 1983 Restated Articles of Incorporation, as amended, to increase the minimum number of directors to seven (7) and the maximum number of directors to thirteen (13) requires the affirmative vote of two-thirds (2/3rds) of the shares of common stock issued and outstanding on the record date for the meeting. The inspector of election will treat abstentions as shares that are present and entitled to vote for purposes of determining a quorum, but abstentions and broker non-votes shall not be counted as votes for or against the proposal being voted on.

While the Board knows of no other matter to be presented at the meeting or any adjournment or postponement of the meeting, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxies.

The mailing address of the corporate office and principal executive office of the Company is P.O. Box 877, Dubuque, IA 52004-0877. The approximate date on which this proxy statement and accompanying proxy card are first being mailed to shareholders is November 1, 2006.

EXPENSE OF SOLICITATION

The cost of the solicitation of proxies on behalf of the Board will be paid by the Company. Solicitation of proxies will be principally by mail. In addition, the officers or employees of the Company and others may solicit proxies, either personally, by telephone, by special letter, or by other forms of communication. The Company will also make arrangements with banks, brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and will reimburse them for reasonable expenses in so doing. Officers and employees of the Company will not receive additional compensation in connection with the solicitation of proxies.

PROPOSAL I

ELECTION OF DIRECTORS

The Board currently consists of eleven persons divided into three classes. At each Annual Meeting the terms of one class of Directors expire and persons are elected to that class for terms of three years or until their respective successors are duly qualified and elected or until their earlier resignation, removal or termination.

The Board of the Company has nominated James R. Richardson, Patrick M. Crahan, Robert E. Deignan and Mary C. Bottie for election as Class II Directors of the Company. The Class II Directors’ next term expires at the time of the year 2009 Annual Meeting and until their respective successors have been elected and qualified or until their earlier resignation, removal or termination. It is the intention of the proxies named herein to vote FOR these nominees unless otherwise directed in the proxy. All of the nominees have been previously elected by the shareholders, except Mary C. Bottie who was appointed to the Board on December 8, 2003.

All nominees named above have consented to serve as Directors if elected. In the event that any of the nominees should fail to stand for election, the persons named as proxy in the enclosed form of proxy intend to vote for substitute nominees as may be selected by the Board. The proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

THE BOARD RECOMMENDS A VOTE FOR ITS DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

Name	Age	Director Since	Principal Occupation and Other Directorships or Employment During the Last Five Years

DIRECTORS WHOSE TERMS EXPIRE AT THE 2006 ANNUAL MEETING, CLASS II
James R. Richardson	62	1990	Senior Vice President Sales and Marketing, 1994 to present, Flexsteel Industries, Inc.
Patrick M. Crahan	58	1997	Senior Vice President Commercial Seating, 2003 to present,
			Vice President and General Manager, Dubuque Upholstering Division, 1989 to 2003, Flexsteel Industries, Inc.; Trustee, University of Dubuque; Trustee, Dubuque Racing Association (not-for-profit gaming); Director, Dubuque Bank and Trust Company, Dubuque, Iowa.
Robert E. Deignan(1)(2)	67	2001	Senior Counsel, Baker & McKenzie LLP (law firm).
Mary C. Bottie(1)	48	2003	Retired Vice President of Marketing and Operations, Motorola, Inc.

DIRECTORS CONTINUING TO SERVE WHOSE TERMS EXPIRE AT THE 2007 ANNUAL MEETING, CLASS III
Jeffrey T. Bertsch	51	1997	Senior Vice President Corporate Services, 1989 to present, Flexsteel Industries, Inc.; Director, American Trust and Savings Bank, Dubuque, Iowa; Director, Retirement Investment Corp. (for profit senior care facility).
Lynn J. Davis(1)(2)	59	1999	Retired President and Chief Operating Officer, 2005 to 2006, August Technology (supplier of inspection equipment for microelectronic industry); Partner, 2002 to 2005, Tate Capital Partners; President, 2001, ADC Telecommunications, Inc.; Director, Automated Quality Technologies, Inc. (mfr. of non-contact measurement equipment); Director, Superconductor Technologies (mfr. of wireless communication infrastructure).
Eric S. Rangen(1)	49	2002	Consultant, 2006 to present; Executive Vice President and Chief Financial Officer, 2001 to 2006, Alliant Techsystems Inc.; Partner, 1994 to 2001, Deloitte & Touche LLP.

DIRECTORS CONTINUING TO SERVE WHOSE TERMS EXPIRE AT THE 2008 ANNUAL MEETING, CLASS I
Thomas E. Holloran(1)(2)	77	1971	Professor Emeritus, College of Business, Senior Distinguished Fellow, School of Law, University of St. Thomas, St. Paul; former Director, Medtronic, Inc. (a medical device company) 1960 to 2000.
K. Bruce Lauritsen	64	1987	Vice Chairman (2005) and Chief Executive Officer, 1993 to present, Flexsteel Industries, Inc.
L. Bruce Boylen	74	1993	Retired Vice President, Fleetwood Enterprises, Inc. (mfr. of recreational vehicles and manufactured homes).
Ronald J. Klosterman	58	2005	President and Chief Operating Officer, 2005 to present, Executive Vice President and Chief Financial Officer, 1995 to 2005, Director of Operations, 2004 to 2005, Flexsteel Industries, Inc.; Director, EDSB (an Iowa bank).

(1)	Member of Audit and Ethics Committee
(2)	Member of Nominating and Compensation Committee

CERTAIN INFORMATION CONCERNING BOARD
AND OUTSIDE DIRECTORS’ COMPENSATION

During the fiscal year ended June 30, 2006, four meetings of the Board were held. All of the directors of the Company attended no less than 75% of the meetings of the Board and the committees on which they served. The Company does not have a formal policy regarding attendance by Board members at the Company’s annual meetings, but the Board encourages all its members to attend the annual meeting of shareholders. All members attended the prior year’s annual meeting.

The Board has determined that Ms. Bottie and Messrs. Boylen, Davis, Deignan, Holloran and Rangen are independent directors as defined by The Nasdaq Stock Market listing standards. The independent directors meet periodically in executive session without the Chief Executive Officer present. The Chairman of the Audit and Ethics Committee presides at these meetings.

Each Director who is not an employee of the Company is paid a retainer at the rate of $12,000 per year. In addition, each is paid a fee of $3,000 for each Board meeting each attends. The Chairman of the Board is paid a retainer of $20,800 per year and a fee of $5,200 for each Board meeting attended. For attending a committee meeting each is paid a fee of $1,300. The Chairman of each Committee is paid $1,500 for each meeting attended. The Company pays no additional remuneration to employees of the Company who are Directors.

Each Director who is not an employee of the Company receives on the first business day after each annual meeting a non-discretionary, non-qualified stock option grant for 2,500 shares valued at fair market value on the date of grant, exercisable for 10 years. Each person who becomes for the first time a non-employee member of the Board, including by reason of election, appointment or lapse of three (3) years since employment by the Company, will receive an immediate one-time option grant for 2,500 shares.

The Company has a long standing agreement with Thomas E. Holloran pursuant to which the Company will pay to him, or his beneficiaries, $20,000 after he ceases to be a Director as additional compensation in recognition of Director services rendered.

COMMITTEES OF THE BOARD

The Board has established two standing committees of the Board. The names of the committees and the principal duties are as follows:

Audit and Ethics Committee:

Confers with the independent registered public accounting firm on various matters, including the scope and results of the audit; authorizes special reviews or audits; reviews internal auditing procedures and the adequacy of internal controls; and reviews policies and practices respecting compliance with laws, conflicts of interest and ethical standards of the Company. The Committee held four regular meetings during the fiscal year ended June 30, 2006. The Committee members are Thomas E. Holloran, Mary C. Bottie, Lynn J. Davis, Robert E. Deignan and Eric S. Rangen. The Board has adopted a written charter for the Audit and Ethics Committee. The Board believes all Audit and Ethics Committee members are independent as defined by The Nasdaq Stock Market listing standards. The Board has determined that at least one member of the Audit and Ethics Committee qualifies as an “audit committee financial expert” within the meaning of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and has designated Eric S. Rangen as the audit committee financial expert.

Nominating and Compensation Committee:

Makes recommendations regarding Board compensation, reviews performance and compensation of all executive officers, determines stock option grants, and advises regarding employee benefit plans. Reviews timely proposed nominations received from any source including nominations by shareholders and makes recommendations to the Board regarding all director nominees.

The Nominating and Compensation Committee will consider each candidate’s general business and industry experience, his or her ability to act on behalf of shareholders, overall Board diversity, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating Board nominees. If the Nominating and Compensation Committee approves a candidate for further review following an initial screening, the Nominating and Compensation Committee will establish an interview process for the candidate. Generally, the candidate will meet with the members of the Nominating and Compensation Committee, along with our Chief Executive Officer.  Contemporaneously with the interview process, the Nominating and Compensation Committee will conduct a comprehensive conflicts-of-interest assessment of the candidate.  The Nominating and Compensation Committee will consider reports of the interviews and the conflicts-of-interest assessment to determine whether to recommend the candidate to the full Board of Directors.  The Nominating and Compensation

Committee will also take into consideration the candidate’s personal attributes, including, without limitation, personal integrity, loyalty to us and concern for our success and welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital part in good corporate citizenship and image, time available for meetings and consultation on Company matters and willingness to assume broad, fiduciary responsibility.

Recommendations for candidates to be considered for election to the Board at our annual shareholder meetings may be submitted to the Nominating and Compensation Committee by our shareholders. Candidates recommended by our shareholders will be considered under the same standards as candidates that are identified by the Nominating and Compensation Committee.  Nominations by shareholders must be received by the Secretary of the Company at least 18 days before the annual meeting and set forth nominee information as required by the Company’s 1983 Restated Articles of Incorporation, as amended, which are available upon request to the Secretary of the Company. To enable the committee to evaluate the candidate’s qualifications, shareholder recommendations must include the following information:

•	The name, age, business address and if known, residence address of each nominee proposed in such notice;
•	The principal occupation or employment of each such nominee; and
•	The number of shares of stock of the Company, which are beneficially owned by each such nominee.

The Board has adopted a written charter for the Nominating and Compensation Committee. The Board believes all Nominating and Compensation Committee members are independent as defined by The Nasdaq Stock Market listing standards. The Committee held two meetings during the fiscal year ended June 30, 2006. The Committee members are Robert E. Deignan, Lynn J. Davis and Thomas E. Holloran.

Subject to applicable law and regulatory requirements, the Board may establish additional or different committees from time to time. The charters of the Audit and Ethics Committee and Nominating and Compensation Committee are available at www.flexsteel.com. The charter of the Audit and Ethics Committee is attached to this proxy statement as Appendix A and the charter of the Nominating and Compensation Committee is attached to this proxy statement as Appendix B. The Audit and Ethics Committee charter was adopted by the Board on December 7, 2003 and was most recently re-approved by the Audit and Ethics Committee on June 5, 2006. The Nominating and Compensation Committee charter was adopted by the Board on September 13, 2004 and was most recently re-approved by the Nominating and Compensation Committee on June 4, 2006.

OWNERSHIP OF STOCK BY
DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth the shares of the Company’s common stock beneficially owned by the Company’s directors, the Company’s Chief Executive Officer, the other four most highly compensated executive officers of the Company and by all directors and executive officers as a group as of September 15, 2006. Unless otherwise indicated, to the best knowledge of the Company, all persons named in the table have sole voting and investment power with respect to the shares shown.

Name	Title	Amount of Common Stock Beneficially Owned(1)(2)(6)		Percent of Common Stock Outstanding

Jeffrey T. Bertsch	Senior Vice President Corporate Services, Director	349,654	(3)(4)	5.3%
Mary C. Bottie	Director	7,600		0.1%
L. Bruce Boylen	Chairman of the Board of Directors	16,000		0.2%
Patrick M. Crahan	Senior Vice President Commercial Seating, Director	159,757	(4)	2.4%
Lynn J. Davis	Director	15,000		0.2%
Robert E. Deignan	Director	13,000		0.2%
Thomas E. Holloran	Director	26,680		0.4%
Ronald J. Klosterman	President and Chief Operating Officer, Director	125,532	(4)	1.9%
K. Bruce Lauritsen	Vice Chairman and Chief Executive Officer, Director	188,679	(4)	2.9%
James R. Richardson	Senior Vice President Sales and Marketing, Director	432,089	(4)(5)	6.6%
Eric S. Rangen	Director	12,500		0.2%
Thomas D. Burkart	Senior Vice President Vehicle Seating	112,961	(4)	1.7%
Donald D. Dreher	Senior Vice President, President and Chief Executive Officer DMI Furniture, Inc.	29,750		0.5%
All Directors and Executive Officers as a Group (15)		1,585,831	(4)	24.2%

(1)	Includes the following number of shares which may be acquired by exercise of stock options: J.T. Bertsch – 52,000; M.C. Bottie – 7,500; L.B. Boylen – 16,000; P.M. Crahan – 43,000; L.J. Davis – 7,500; R.E. Deignan – 10,000; T.E. Holloran – 16,000; R. J. Klosterman – 54,250; K.B. Lauritsen – 82,000; J.R. Richardson – 53,750; E.S. Rangen – 12,000; T.D. Burkart – 43,000; D.D. Dreher – 28,750.
(2)	Includes shares, if any, owned beneficially by their respective spouses.
(3)	Does not include 183,738 shares held in irrevocable trusts for which trusts American Trust & Savings Bank serves as sole trustee. Under the Terms of Trust, J. T. Bertsch has a possible contingent interest in each trust. J. T. Bertsch disclaims beneficial ownership in the shares held by each such trust.

(4)	Includes shares awarded pursuant to the Company’s Long-Term Incentive Plan over which shares the Grantee has voting rights. Investment rights are restricted subject to continued service with the Company.
(5)	Includes 180,763 shares held in the Irrevocable Arthur D. Richardson Trust for which J.R. Richardson serves as co-trustee and over which shares J.R. Richardson has the rights of voting and disposition.
(6)	Includes the following number of shares deferred pursuant to election to participate in the Company’s Voluntary Deferred Compensation Plan: J.T. Bertsch – 9,769; P.M. Crahan – 12,049; K.B. Lauritsen – 26,139; J.R. Richardson – 15,049.

OWNERSHIP OF STOCK BY
CERTAIN BENEFICIAL OWNERS

To the best knowledge of the Company, no person owns beneficially 5% or more of the outstanding common stock of the Company as of September 15, 2006 except as is set forth below.

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned(1)		Percent of Class

Jeffrey T. Bertsch, P.O. Box 877, Dubuque, IA 52004	349,654	(2)	5.3%
James R. Richardson, P.O. Box 877, Dubuque, IA 52004	432,089	(3)	6.6%
Dimensional Fund Advisors, Inc., 1299 Ocean Avenue, Santa Monica, CA 90401	387,060		5.9%
Royce & Associates, 1414 Avenue of the Americas, New York, NY 10019	439,213		6.7%

(1)	To the best knowledge of the Company, no beneficial owner named above has the right to acquire beneficial ownership in additional shares, except as disclosed in footnotes (1), (4) and (6) of Ownership of Stock by Directors and Executive Officers.
(2)	Does not include 183,738 shares held in irrevocable trusts as disclosed in footnote (3) of Ownership of Stock by Directors and Executive Officers.
(3)	Includes 180,763 shares held in the Irrevocable Arthur D. Richardson Trust for which J.R. Richardson serves as co-trustee and over which shares J.R. Richardson has the rights of voting and disposition.

EXECUTIVE OFFICERS

The executive officers of the Company, their ages, positions (in each case as of June 30, 2006), and the month and year they were first elected or appointed an officer of the registrant, are as follows:

Name (Age)	Position (Date First Became Officer)

K. Bruce Lauritsen (63)	Vice Chairman & Chief Executive Officer (November 1979)
Ronald J. Klosterman (58)	President & Chief Operating Officer (June 1989)
James R. Richardson (62)	Senior Vice President of Residential Sales and Marketing (November 1979)
Thomas D. Burkart (63)	Senior Vice President of Vehicle Seating (February 1984)
Patrick M. Crahan (58)	Senior Vice President of Commercial Seating (June 1989)
Jeffrey T. Bertsch (51)	Senior Vice President of Corporate Services (June 1989)
Donald D. Dreher (57)	Senior Vice President, President & CEO of DMI Furniture, Inc. (December 2004)
James E. Gilbertson (56)	Vice President of Vehicle Seating (June 1989)
Timothy E. Hall (48)	Vice President-Finance, Chief Financial Officer & Secretary (December 2000)

Each named executive officer has held the same office or an executive or management position with the Company for at least five years except Mr. Dreher who has served as President and CEO of DMI Furniture, Inc. from 1986 to present.

EXECUTIVE COMPENSATION

The following table discloses compensation received during each of the last three fiscal years by the Company’s Chief Executive Officer and the other four most highly compensated executive officers of the Company for the fiscal year ended June 30, 2006 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

					LONG-TERM COMPENSATION

ANNUAL COMPENSATION					AWARDS		PAYOUTS

Name & Principal Position	Year	Salary $	Bonus $	Other Annual Comp $(1)	Restricted Stock Awards $	Securities Underlying Options #	LTIP Payouts $	All Other Comp $(2)

K. Bruce Lauritsen Vice Chairman & Chief Executive Officer	2006	432,750	0	53,117	0	15,000	0	167,467
	2005	413,700	0	56,137	0	15,000	40,807	181,885
	2004	390,600	230,425	30,890	0	15,000	93,669	162,598
Donald D. Dreher(3) Senior Vice President, President & Chief Operating Officer DMI Furniture, Inc.	2006	296,390	187,850	19,252	0	10,750	0	4,000
	2005	278,130	0	23,463	0	10,000	0	4,000

James R. Richardson Senior Vice President of Sales and Marketing	2006	269,800	0	26,370	0	10,750	0	76,212
	2005	261,480	0	34,794	0	10,750	23,100	79,062
	2004	252,120	118,384	22,595	0	10,750	50,452	70,565
Ronald J. Klosterman President & Chief Operating Officer	2006	302,200	0	26,118	0	12,000	0	80,907
	2005	256,400	0	26,139	0	12,000	22,663	64,579
	2004	232,800	122,692	23,293	0	12,000	48,399	53,674
Thomas D. Burkart Senior Vice President Vehicle Seating	2006	242,200	0	37,405	0	10,750	0	68,152
	2005	233,840	0	27,004	0	10,750	20,659	74,766
	2004	224,460	125,876	26,537	0	10,750	47,692	65,389

(1)	Other Annual Compensation – Includes for the fiscal years and the named executive officers indicated: (i) car allowance or use of a Company car, (ii) country club dues, (iii) tax planning services, and (iv) other nominal perquisites.
(2)	All Other Compensation – Includes for the fiscal years and the named executive officers indicated in the table immediately following these footnotes: (i) retirement plan contributions, (ii) Company matching contributions to the Section 401k plan, (iii) accruals made in accordance with the Company’s Senior Officer Deferred Compensation Plans, and (iv) gross-up amounts to cover income taxes on current and prior years common stock awards.
(3)	Mr. Dreher was appointed an executive officer of the Company during fiscal year 2005.

Name	Year	Retirement Plan	401k	Deferred Comp	Taxes

K. Bruce Lauritsen	2006	11,184	2,178	123,388	30,717
	2005	10,800	2,100	124,029	44,956
	2004	10,542	2,180	149,876	0
Donald D. Dreher	2006	0	4,000	0	0
	2005	0	4,000	0	0
James R. Richardson	2006	10,913	2,133	46,395	16,771
	2005	10,800	2,100	41,224	24,938
	2004	10,542	2,078	57,945	0
Ronald J. Klosterman	2006	11,952	2,306	50,456	16,193
	2005	10,800	2,100	28,009	23,670
	2004	10,542	2,186	40,946	0
Thomas D. Burkart	2006	10,913	2,133	39,483	15,623
	2005	10,800	2,100	38,612	23,254
	2004	10,542	2,076	52,771	0

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

The table below summarizes certain information regarding options to purchase common stock of the Company granted to the Named Executive Officers during the fiscal year ended June 30, 2006. The Company does not have a stock appreciation rights plan.

Name	Number of Securities Underlying Option Granted (#)	Percent of Total Options Granted to Employees In Fiscal Year	Exercise of Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)

					5% ($)	10% ($)

K. Bruce Lauritsen	15,000	9.4%	14.40	12/13/2015	135,841	344,248
Donald D. Dreher	10,750	6.7%	14.40	12/13/2015	97,353	246,711
James R. Richardson	10,750	6.7%	14.40	12/13/2015	97,353	246,711
Ronald J. Klosterman	12,000	7.5%	14.40	12/13/2015	108,673	275,399
Thomas D. Burkart	10,750	6.7%	14.40	12/13/2015	97,353	246,711

(1)	The amounts set forth in these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission (“SEC”). Actual gains, if any, on stock option exercise are dependent on the future performance of the Company’s common stock. The amounts reflected in this table may not necessarily be achieved.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the fiscal year ended June 30, 2006 and unexercised options held as of the end of that fiscal year.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION/SAR VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End 2006 (#)	Value of Unexercised In-The-Money Options at FY-End 2006 ($)(1)

			Exercisable/ Unexercisable	Exercisable/ Unexercisable

K. Bruce Lauritsen	-0-	-0-	82,000/0	24,885/0
Donald D. Dreher	-0-	-0-	28,750/0	0/0
James R. Richardson	-0-	-0-	53,750/0	4,410/0
Ronald J. Klosterman	-0-	-0-	54,250/0	0/0
Thomas D. Burkart	-0-	-0-	43,000/0	0/0

(1)	Based on the closing price as reported by The Nasdaq Stock Market for the last business day of the fiscal year ended June 30, 2006 ($13.00). All options are exercisable at time of grant.

NOMINATING AND COMPENSATION COMMITTEE REPORT CONCERNING
FLEXSTEEL’S EXECUTIVE COMPENSATION POLICY

The Nominating and Compensation Committee of the Board is responsible for the establishing of the Company’s policy for compensating executive officers. The Committee is comprised of independent directors as defined in The Nasdaq Stock Market listing standards.

Compensation Philosophy — The fundamental objective of Flexsteel’s executive compensation program is to support the achievement of the Company’s business objectives and, thereby, the creation of shareholder value. As such, the Company’s philosophy is that executive compensation policy and practice should be designed to achieve the following objectives:

•	Align the interests of executives with those of the Company and its shareholders by providing a significant portion of compensation in Company stock.
•	Provide an incentive to executives by tying a meaningful portion of compensation to the achievement of Company financial objectives.

•	Enable the Company to attract and retain key executives whose skills and capabilities are needed for the continued growth and success of Flexsteel by offering competitive total compensation opportunities and providing attractive career opportunities.

In compensating executive officers for their performance, total compensation is influenced by return on equity and stock price. At the executive level, overall Company performance is emphasized in an effort to encourage teamwork and cooperation.

While a significant portion of compensation fluctuates with annual results, the total program is structured to emphasize longer-term performance and sustained growth in shareholder value.

Competitive Positioning — The Committee regularly reviews executive compensation levels to ensure that the Company will be able to attract and retain the caliber of executives needed to run the Company and that pay for executives is reasonable and appropriate relative to market practice. In making these evaluations, the Committee annually reviews the result of surveys of executive salary and annual bonus levels among durable goods manufacturers of comparable size. The Committee periodically completes an in-depth analysis of salary, annual bonus, and long-term incentive opportunities among specific competitors assisted by an independent compensation consulting firm. The surveyed companies are included in the Household Furniture Index used as the peer group for purposes of the performance graph. While the pay of an individual executive may vary, the Company’s Policy is to target aggregate compensation for executive officers at average competitive levels, provided commensurate performance.

Components of Executive Compensation — The principal components of Flexsteel’s executive compensation program include base salaries, annual cash bonuses, and longer-term incentives using Company stock.

Base Salary — An individual executive’s base salary is based upon the executive’s level of responsibility and performance within the Company, as well as competitive rates of pay. The Committee reviews each executive officer’s salary annually and makes adjustments, as appropriate, in light of any change in the executive’s responsibility, changes in competitive salary levels, and the Company’s performance.

Annual Incentive — The purpose of the Company’s annual incentive program is to provide a direct monetary incentive to executives in the form of annual cash bonus tied to the achievement of performance objectives. For executive officers, the Committee annually sets targeted financial objectives for the coming year, from which minimum and maximum levels are determined. Corresponding incentive award levels, expressed as a percentage of salary, also are set based primarily on an individual’s responsibility level. If minimum performance levels are not met, no bonus award is made. After the completion of the year, the Committee ratifies cash bonuses as awarded based principally on the extent to which targeted return on equity has been achieved.

Long-Term Incentives — Longer-term incentive compensation involves the use of stock under two types of awards: Long-term incentive awards and stock options. Both types of awards are intended to focus executives’ attention on the achievement of the Company’s longer term performance objectives, to align the executive officers’ interests with those of shareholders and to facilitate executives’ accumulations of sustained holding of Company stock. The level of award opportunities, as combined under both plans, are intended to be consistent with typical levels of comparable companies and reflect an individual’s level of responsibility and performance.

Long-term incentive awards are paid under the shareholder approved Management Incentive Plan. Awards give executives the opportunity to earn shares of Company stock to the extent that the three-year average return on financial objectives are achieved. As with annual incentives, various levels of performance goals and corresponding compensation amounts are established, with no awards earned if a minimum level is not achieved. Two-thirds of any earned shares are subject to forfeiture provisions tied to the executive’s continued service with the Company. This provision is intended to enhance the Company’s ability to retain key executives and provide a longer-term performance focus.

Stock options, as awarded under shareholder approved plans, give executives the opportunity to purchase Flexsteel common stock for a term not to exceed ten years and at a price of no less than the fair market value of Company stock on the date of grant. Executives benefit from stock options only to the extent stock price appreciates after the grant of the option.

Compensation of the Chief Executive Officer — The total compensation for Flexsteel’s CEO in fiscal year 2006 was established in accordance with the policies discussed above. Mr. Lauritsen’s base salary increase reflects market movements in executive salaries. Mr. Lauritsen did not receive an annual cash bonus or long-term incentive award for fiscal year 2006, as the Company’s minimum level for return on equity was not achieved. Mr. Lauritsen’s stock option award was consistent with prior awards and those to other senior executives.

The Company’s current levels of compensation are less than the $l,000,000 level of non-deductibility with respect to Section 162(m) of the Internal Revenue Code.

This report has been prepared by members of the Nominating and Compensation Committee of the Board. Members of this Committee are:

Robert E. Deignan Chair	Lynn J. Davis	Thomas E. Holloran

AUDIT AND ETHICS COMMITTEE REPORT

The Audit and Ethics Committee has reviewed and discussed the audited financial statements with management. The Audit and Ethics Committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statements on Auditing Standards (SAS) No. 61 and 90 “Communication with Audit Committees”, as may be modified or supplemented. The Audit and Ethics Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with Deloitte & Touche LLP, the firm’s independence. Based on the review and discussions referred to above in this report, the Audit and Ethics Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

This report has been prepared by members of the Audit and Ethics Committee. Members of this Committee are:

Thomas E. Holloran Chair	Mary C. Bottie	Lynn J. Davis	Robert E. Deignan	Eric S. Rangen

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP served as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2006. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will be available to respond to appropriate questions from shareholders. They will also have an opportunity to make a statement at the annual meeting if they desire to do so.

Pre-Approval of Audit and Non-Audit Services

The Audit and Ethics Committee’s policy is to preapprove both the type of audit and non-audit services to be provided by Deloitte & Touche LLP and the estimated fees related to these services. Professional services provided during the fiscal year ended June 30, 2006 were reviewed by the Audit and Ethics Committee and the possible effect on the firm’s independence was considered. The Audit and Ethics Committee has considered and found the provision of services for non-audit services compatible with maintaining Deloitte & Touche LLP’s independence.

Audit and Non-Audit Fees

The following table presents fees for professional audit and other services rendered by Deloitte & Touche LLP during the last two fiscal years.

	2006	2005

Audit Fees – Professional fees and expenses for audit services rendered in fiscal 2006 and 2005 consisted of (i) audit of the Company’s annual consolidated financial statements; (ii) reviews of the Company’s quarterly consolidated financial statements; (iii) consents and other services related to Securities and Exchange Commission matters; and (iv) consultations on financial accounting and reporting matters arising during the course of the audit and reviews.	$375,000	$452,000
Audit Related Fees – Professional fees and expenses for audit-related services rendered in fiscal 2006 and 2005 consisted of (i) Sarbanes-Oxley Act Section 404 advisory services and internal accounting controls related services, $0 and $49,000, respectively; and (ii) employee benefit plan audits, $15,000 and $22,000, respectively.	$15,000	$70,000
Tax Fees – Professional fees and expenses for tax services rendered in fiscal 2006 and 2005 consisted of tax compliance, tax planning and tax advice. Tax compliance services totaled $0 and $65,000 in fiscal 2006 and 2005, respectively, and consisted of tax return assistance; and assistance with tax audits and appeals. Tax planning and tax advice services totaled $10,000 and $12,000 in fiscal 2006 and 2005, respectively, and consisted of tax advice related to structuring certain proposed transactions; and general tax planning matters.	$10,000	$77,000
All Other Fees – No other professional services were provided during fiscal 2006 and 2005.	—	—

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

The current members of the Company’s Nominating and Compensation Committee are Robert E. Deignan, Chairman, Lynn J. Davis and Thomas E. Holloran, none of whom is, or has been, an officer or employee of the Company. No executive officer of the Company served as a director of another entity that had an executive officer serving on the Company’s compensation committee. No executive officer of the Company served as a member of the compensation committee of another entity which had an executive officer who served as a director of the Company.

SHARE INVESTMENT PERFORMANCE

The following graph is based upon the SIC Code #251 Household Furniture Index as a peer group. It shows changes over the past five-year period in the value of $100 invested in: (1) Flexsteel’s common stock; (2) the NASDAQ Market Index; and (3) an industry group of the following: Bassett Furniture Ind., Chromcraft Revington Inc., Ethan Allen Interiors, Furniture Brands Intl., Hooker Furniture Corp., Industrie Natuzzi S.P.A., La-Z-Boy Inc., The Rowe Companies and Stanley Furniture Inc. This data was furnished by Zacks Investment Research. The graph assumes reinvestment of dividends.

FIVE-YEAR CUMULATIVE TOTAL RETURNS
Value of $100 Invested on June 30, 2001

	2001	2002	2003	2004	2005	2006

Flexsteel	100.00	130.34	148.47	216.85	136.21	128.51
Furniture Household	100.00	116.60	104.11	111.37	103.84	102.53
NASDAQ	100.00	67.95	75.72	96.00	97.05	103.34

PROPOSAL II

APPROVAL OF 2006 STOCK OPTION PLAN

The Nominating and Compensation Committee, recognizing that insufficient shares are available to provide further grants of stock options under the existing 2002 Stock Option Plan, advised the Board that it is in the interest of the Company to continue its longstanding practice of making stock options available to those employees responsible for significant contributions to the Company’s business. The Nominating and Compensation Committee believes that the equity stake in the growth and success of the Company afforded by stock options provides such key employees with an incentive to continue to energetically apply their talents within the Company. Accordingly, on October 3, 2006, the Board, acting on the recommendation of the Nominating and Compensation Committee, unanimously approved the 2006 Stock Option Plan (the “Plan”) and directed that it be submitted for consideration and action at the meeting of shareholders.

The following is a brief but not comprehensive summary of the Plan which continues a practice that began at the Company in 1969. The complete text is attached as Appendix C and reference is made to such Appendix for a complete statement of the provisions of the Plan. The Plan provides for the granting of options to purchase up to 500,000 shares of the Company’s common stock, to be drawn from authorized but unissued shares and/or from shares acquired by the Company, including on the open market. The number and kind of shares subject to the Plan would be appropriately adjusted in the event of any change in the capital structure of the Company. Shareholders would have no preemptive rights with regard to shares allotted to the Plan. The Plan would be administered by the Company’s Nominating and Compensation Committee which is composed of two or more directors who are not employees of the Company. Each member of the Nominating and Compensation Committee must be a “Non-Employee Director” within the meaning of Rule 16b-3 of the General Rules and Regulations under the 1934 Act. No member of the Nominating and Compensation Committee is eligible to receive options under the Plan except automatic formula grants as a director. Participants would be selected by the Nominating and Compensation Committee from among key employees of the Company, a group consisting of approximately 20 persons. Optionees would be selected on the basis of demonstrated ability to contribute substantially to the effective management of the Company. The Nominating and Compensation Committee would determine both the number of optionees and the number of shares to be optioned to any individual under the Plan. The Board would be able to amend the Plan without further approval by the shareholders, except insofar as such approval is required by law.

Under the Plan, nonstatutory stock options are automatically granted to non-employee directors of the Company. Each person who is a non-employee director is granted a nonstatutory 2,500-share option the day after the annual meeting of shareholders of the Company, at an exercise price equal to the fair market value (as defined in the Plan) of the common stock on the date of the grant. The option is immediately vested.

The Plan would enable the Company to grant either “non-qualified options” or “incentive stock options”. No options could be granted under the Plan later than December 1, 2016. Options could have an exercise period of up to ten years as determined by the Committee. In the event of termination of employment due to death, disability or retirement, the period of time for exercise varies from two (2) to five (5) years. The options would not be transferable, except in the event of death. The exercise price per share for each option would be not less than the fair market value on the date of grant. It is provided that payment for the exercise may be made in stock or cash. The aggregate fair market value (determined as of the time such option is granted) of the common stock for which any employee may have incentive stock options vest in any calendar year may not exceed $100,000. Proceeds received from optioned shares will be used for general corporate purposes.

Under currently applicable provisions of the Internal Revenue Code an optionee will not be deemed to receive any income for Federal tax purposes upon the grant of an option under the Plan, nor will the Company be entitled to a tax deduction at that time. However, upon the exercise of an option the tax consequences are as follows:

        1.  Upon the exercise of a non-qualified option, the optionee will be deemed to have received ordinary income in an amount equal to the difference between the option price and the market price of the shares on the exercise date. The Company will be allowed an income tax deduction equal to the excess of market value of the shares on the date of exercise over the cost of such shares to optionee.

        2.  Upon the exercise of an incentive stock option, there is no income recognized by the optionee at the time of exercise. If the stock is held at least one year following the exercise date and at least two years from the date of grant of the option, the optionee will realize a long-term capital gain or loss upon sale, measured as the difference between the option exercise price and the sale price. If either of these holding period requirements are not satisfied, ordinary income tax treatment will apply to the amount of gain at sale or exercise, whichever is less. No income tax deduction will be allowed the Company with respect to shares purchased by an optionee upon the exercise of an incentive stock option, provided such shares are held for the required periods as described above.

Under the Internal Revenue Code, an option will generally be disqualified from receiving incentive stock option treatment if it is exercised more than three months following termination of employment. However, if the optionee is disabled, such statutory treatment is available for one year following termination. If the optionee dies while employed by the Company or within three months thereafter, the statutory time limit is waived altogether. In no event do these statutory provisions extend the rights to exercise an option beyond those provided by its terms.

The closing sale price of the Company’s common stock on October 18, 2006 as reported by The Nasdaq Stock Market was $12.99 per share.

The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the meeting will be required for approval of the Plan.

The Board recommends a vote FOR the proposal to approve the 2006 Stock Option Plan. Unless otherwise specified, the proxies solicited by the Board will be voted FOR the proposal.

PROPOSAL III

AMENDMENT OF 1983 RESTATED ARTICLES OF INCORPORATION

On October 3, 2006 the Board of Directors voted, subject to shareholder approval, to adopt the following amendment to Subsection A of Article V of the Company’s 1983 Restated Articles of Incorporation, as amended (the “Restated Articles”), to increase the minimum number of directorships from three (3) to seven (7) and the maximum number of directorships from eleven (11) to thirteen (13) as follows:

The first paragraph of Subsection A of Article V of the Company’s 1983 Restated Articles of Incorporation, as amended, is hereby deleted in its entirety and replaced with the following paragraph: “The number of directors shall be set by the Board but shall not be less than seven (7) nor more than thirteen (13). The Board to be elected at the 2006 Annual Meeting of Shareholders shall consist of eleven (11) directors. Thereafter, the number of directors may be increased or decreased only by the affirmative vote of a majority of Directors then in office at the time of the vote but subject to the above stated minimum of seven (7) and maximum of thirteen (13) directors.”

Under the Restated Articles, the number of directors of the Company may be increased or decreased only by the affirmative vote of a majority of directors then in office at the time of the vote subject to the minimum and maximum number of directors set forth in Subsection A of Article V. The Board has set the number of directors at the current maximum number permitted under the Restated Articles which is eleven (11). The Board believes that the current minimum number of directors is too low given The Nasdaq Stock Market listing standards relating to composition of the Board of Directors. In addition, while there are no immediate plans to expand the size of the Board to thirteen (13) members, the Board believes it is in the best interest of the shareholders to allow for at least two additional directorships as the Company plans for its future.

The Board recommends a vote FOR the proposal to amend the Restated Articles to increase the minimum number of directors to seven (7) and the maximum number of directors to thirteen (13). Unless otherwise specified, the proxies solicited by the Board will be voted FOR the proposal.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about the Company’s equity compensation plans, including the Company’s stock option plans and management incentive plan. All of these plans have been approved by shareholders.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	661,101	$16.01	126,200
Equity compensation plans not approved by security holders	0		0

Total	661,101	$16.01	126,200

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Information with respect to directorships held by certain directors of the Company in local financial institutions is set forth in the table under “Proposal I — Election of Directors,” in the column captioned “Principal Occupation and Other Directorships or Employment during the Last Five Years.” The Company maintains normal banking relations with American Trust and Savings Bank. It is expected that the Company’s relationship with that bank will continue in the future.

CODE OF ETHICS

The Company has had a written code of ethics titled Guidelines for Business Conduct for many years. The code of ethics applies to the Company’s directors and employees including the Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. The code of ethics includes guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the code of ethics. The code of ethics is available on the Company’s website at www.flexsteel.com. The Company intends to post any amendments to or waivers of its code of ethics (to the extent applicable to the Company’s Chief Executive Officer, Chief Financial Officer or Principal Accounting Officer) at this location on its website.

PROPOSALS BY SHAREHOLDERS

Shareholders wishing to have a proposal considered for inclusion in the Company’s proxy statement for the 2007 annual meeting must submit the proposal in writing and direct it to the Secretary of the Company at the address shown in this proxy statement. It must be received by the Company no later than June 30, 2007. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the SEC under the 1934 Act. It is suggested the proposal be submitted by certified mail, return receipt requested. Shareholders who intend to present a proposal at the 2007 annual meeting without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than September 17, 2007. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

COMMUNICATIONS WITH DIRECTORS

The Board has provided the means by which shareholders may send communications to the Board or to individual members of the Board. Such communications, whether by letter, email or telephone should be directed to the Secretary of the Company who will forward them to the intended recipients. However, unsolicited advertisements or invitations to conferences or promotional material, in the discretion of the Secretary, may not be forwarded to the Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based on the Section 16(a) forms furnished to us and other information, we believe that all officers, directors and greater than ten percent shareholders met all applicable filing requirements under Section 16(a) during fiscal 2006 except that L. Bruce Boylen, Chairman of the Board, inadvertently failed to timely file a Form 4 to report one transaction occurring on November 1, 2005 for the sale of 1,000 shares of the Company’s common stock.

NO INCORPORATION BY REFERENCE

The information referred to under the captions “Nominating and Compensation Committee Report Concerning Flexsteel’s Executive Compensation Policy”, “Share Investment Performance”, including the “Five-Year Cumulative Total Returns” graph, “Audit & Ethics Committee Report” and “Ownership of Stock by Certain Beneficial Owners” including the first paragraph, footnotes and table (to the extent permitted under the 1934 Act) (i) shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the 1934 Act, and (ii) notwithstanding anything to the contrary that may be contained in any filing by the Company under the 1934 Act or the Securities Act of 1933, shall not be deemed to be incorporated by reference in any such filing.

OTHER MATTERS

The percentage total number of the outstanding shares represented at each of the last three years shareholders’ annual meetings was as follows: 2003 – 83.8%; 2004 – 91.1%; 2005 – 85.0%.

UPON WRITTEN REQUEST THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K WITHOUT CERTAIN EXHIBITS FOR THE YEAR ENDED JUNE 30, 2006. REQUESTS SHOULD BE DIRECTED TO THE SECRETARY OF THE COMPANY AT P.O. BOX 877, DUBUQUE, IA 52004-0877.

The Board does not know of any other matter which may come before the meeting. However, should any other matter properly come before the meeting, the persons named in the proxy card will vote in accordance with their judgment upon such matters unless a contrary direction is indicated by lining or crossing out the authority on the proxy card.

If any matters properly come before the 2007 annual meeting, but the Company did not receive notice of it prior to September 17, 2007, the persons named in our proxy card for that annual meeting will have the discretion to vote the proxies on such matters in accordance with their best judgment.

Shareholders are urged to vote, date, sign and return the proxy card in the enclosed envelope to which no postage need be affixed if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

BY ORDER OF THE BOARD OF DIRECTORS

TIMOTHY E. HALL
Secretary

Dated:	November 1, 2006 Dubuque, Iowa

APPENDIX A

FLEXSTEEL INDUSTRIES, INC.
AUDIT AND ETHICS COMMITTEE CHARTER

PURPOSE

The Audit and Ethics Committee is established by and amongst the Board of Directors for the primary purpose of assisting the Board in the oversight of:

•	the integrity of the Company’s financial statements;
•	the Company’s compliance with legal and regulatory requirements;
•	the independent auditor’s qualifications and independence;
•	the performance of the company’s independent auditor; and
•	the Company’s system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established.

The Audit and Ethics Committee shall encourage continuous improvement of, and adherence to, the Company’s policies, procedures and practices at all levels. The Audit and Ethics Committee shall provide an open avenue of communication among the independent auditors, financial and senior management, and the Board of Directors.

The Audit and Ethics Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as deemed appropriate to perform its duties and responsibilities.

The Company shall provide appropriate funding, as determined by the Audit and Ethics Committee, for compensation to the independent auditor and to any advisors that the Audit and Ethics Committee chooses to engage.

The Audit and Ethics Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in this Charter. The Audit and Ethics Committee will report regularly to the Board of Directors regarding the execution of its duties and responsibilities.

COMPOSITION AND MEETINGS

The Audit and Ethics Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors (as defined by all applicable rules and regulations), and free from any relationship (including disallowed compensatory arrangements) that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall be a “financial expert” in compliance with the criteria established by the SEC and other relevant regulations. The existence of such member(s) shall be disclosed in periodic filings as required by the SEC.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Chairman and other designated Committee members shall meet and discuss with the independent auditors and management, the earnings press releases, the annual audited financial statements and quarterly financial statements, including the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. The Committee shall meet periodically with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Audit and Ethics Committee shall:

A.	Documents/Reports/Accounting Information Review
1.	Review this Charter periodically, at least annually, and recommend to the Board of Directors any necessary amendments as conditions dictate.
2.	Review and discuss with management the Company’s annual financial statements, quarterly financial statements, earnings press releases, and all internal controls reports (or summaries thereof).
3.	Discuss with management financial information and earning guidance provided to analysts.
4.	Review and discuss with management other relevant reports or financial information submitted by the Company to any governmental body, or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002 (Sections 302, 404 and 906) and relevant reports rendered by the independent auditors (or summaries thereof).
B.	Independent Auditors
1.	Appoint (subject to shareholder ratification), compensate, and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report or related work. Review the performance of the independent auditors and remove the independent auditors if circumstances warrant. The independent auditors shall report directly to the Audit and Ethics Committee and the Audit and Ethics Committee shall oversee the resolution of disagreements between management and the independent auditors in the event that they arise. Consider whether the auditor’s performance of permissible nonaudit services is compatible with the auditor’s independence.
2.	Review and resolve with the independent auditor any problems or difficulties and management’s response; review the independent auditor’s attestation and report on management’s internal control report; and hold timely discussions with the independent auditors regarding the following:
•	all critical accounting policies and practices;
•	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;
•	other material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences; and
•	an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements.
3.	At least annually, obtain and review a report by the independent auditor describing:
•	the firm’s internal quality control procedures;
•	any material issues raised by the most recent internal quality-control review, peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and
•	all relationships between the independent auditor and the Company.
4.	Review and preapprove both audit and nonaudit services to be provided by the independent auditor (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the Audit and Ethics Committee with any such preapproval reported to the Audit and Ethics Committee at its next regularly scheduled meeting. Approval of nonaudit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.
C.	Financial Reporting Processes and Accounting Policies
1.	In consultation with the independent auditors and the financial management, review the integrity of the Company’s financial reporting processes (both internal and external), and the internal control structure (including disclosure controls).
2.	Review with management major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.
3.	Review analyses prepared by management (and the independent auditor) setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.
4.	Review related-party transactions entered into by the Company.
5.	Establish and maintain procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting, or auditing matters.
6.	Establish and maintain procedures for the confidential, anonymous submission by Company employees regarding questionable accounting or auditing matters.
D.	Ethical Compliance, Legal Compliance, and Risk Management
1.	Establish, review and update periodically the Guidelines for Business Conduct and ensure that management has established a system to enforce this Code. Ensure that the Code is in compliance with all applicable rules and regulations.
2.	Review management’s monitoring of the Company’s compliance with the Company’s Ethical Code, and ensure that management has the proper review system in place to ensure that Company’s financial statements; reports and other financial information disseminated to governmental organizations, the public and satisfy legal requirements.
3.	Review with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

4.	Discuss policies with respect to risk assessment and risk management. Such discussions should include the Company’s major financial and accounting risk exposures and the steps management has undertaken to control them.
E.	Other Responsibilities
1.	Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit and Ethics Committee, have been implemented.
2.	Prepare the report that the SEC requires be included in the Company’s annual proxy statement.
3.	Annually, perform a self-assessment relative to the Audit and Ethics Committee’s purpose, duties and responsibilities outlined herein.
4.	Perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Committee or the Board deems necessary or appropriate.
Date Adopted:	December 7, 2003

By:	/s/ Thomas E. Holloran

FLEXSTEEL INDUSTRIES, INC. Chairman – Audit and Ethics Committee

APPENDIX B

FLEXSTEEL INDUSTRIES, INC.
NOMINATING AND COMPENSATION COMMITTEE CHARTER

PURPOSE

The Nominating and Compensation Committee is established by and amongst the Board of Directors for the primary purpose of assisting the Board in the oversight of:

•	identifying individuals qualified to become Board members;
•	recommending nominees for election at the next annual meeting;
•	evaluating executive compensation plans, policies and programs;
•	review benefit plans for officers and employees; and
•	providing an annual report on executive compensation for inclusion in the Company’s proxy statement.

The Nominating and Compensation Committee has the authority to retain search firms, other advisors and legal counsel, as the Committee shall deem appropriate in identifying director candidates.

The Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as deemed appropriate to perform its duties and responsibilities.

The Nominating and Compensation Committee has the authority to retain compensation consultants as the Committee may deem appropriate to assist in the evaluation of the compensation and benefits of the Company’s CEO and other officers.

The Nominating and Compensation Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in this Charter. The Nominating and Compensation Committee will report regularly to the Board of Directors regarding the execution of its duties and responsibilities.

COMPOSITION AND MEETINGS

The Nominating and Compensation Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors (as defined by all applicable rules and regulations), and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

The Nominating and Compensation Committee shall meet at least two times annually, or more frequently as determined by the Committee or the Board.

RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Nominating and Compensation Committee shall:

A.	Nominations
1.	Review the qualification of candidates for director identified by the Committee or suggested by Board members, shareholders, management and others.
2.	Consider the performance of incumbent directors and other relevant factors in determining whether to nominate directors for re-election.
3.	Recommend to the Board a slate of nominees for election or re-election to the Board at each annual meeting of shareholders.
4.	Recommend to the Board candidates to be appointed or elected to the Board as necessary to full vacancies.
B.	Compensation
1.	Review and approve corporate goals and objectives, relevant to CEO and other executive officers’ compensation; including annual performance objectives.
2.	Evaluate the performance of the CEO and other executive officers against the corporate goals and objectives and determine appropriate compensation levels.
3.	Periodically review the executive compensation programs and make recommendations to the Board of Directors with respect to new or modified plans, including incentive compensation and equity-based compensation.
4.	Review and approve all equity based compensation plans and grant stock awards or stock options.
5.	Review and approve benefit plans of executives, other officers and other employees.
6.	Prepare and publish an annual compensation report in the Company’s Proxy Statement.

The Nominating and Compensation Committee shall perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

Date Adopted:	September 13, 2004

By:	/s/ Robert E. Deignan

FLEXSTEEL INDUSTRIES, INC. Chairman – Nominating and Compensation Committee

APPENDIX C

FLEXSTEEL INDUSTRIES, INC.
2006 STOCK OPTION PLAN

SECTION 1

DEFINITIONS: As used herein, the following terms have the meaning indicated:

“AGREEMENT” means the Option Agreement entered into between the Company and an Optionee.

“BOARD OF DIRECTORS” means the Board of Directors of the Company.

“COMMITTEE” means the members of the Board of Directors appointed to administer the Plan.

“COMPANY” means Flexsteel Industries, Inc.

“DATE OF ADOPTION” means December 11, 2006.

“DATE PLAN APPROVED BY SHAREHOLDERS” means December 11, 2006.

“OPTION” means an Optionee’s right to purchase shares of Common Stock of the Company, subject to the terms and conditions of the Plan and Agreement. Options are either Incentive Stock Options or Nonqualified Stock Options.

“OPTIONEE” means an eligible employee who has been designated for participation under the Plan as defined in Section 5(a) or a Non-employee director granted options pursuant to Section 5(e).

“OPTION PERIOD” means the ten-year or lesser period of time during which the Stock Option Agreement allows the Option to be exercised commencing with the date the Option is granted. No Option shall be granted after December 1, 2016.

“NON-EMPLOYEE DIRECTOR” means a director of the Company who has not been an employee of the Company for three years.

“PLAN” means the Flexsteel Industries, Inc. 2006 Stock Option Plan.

SECTION 2

AGGREGATE SHARES UNDER THE PLAN AND PURPOSE:

(a) The aggregate number of shares which may be issued pursuant to this Plan under Options is 500,000 Common Shares of the Company, subject to adjustments provided for hereafter in Section 4(b).

(b) The purpose of this Plan is to encourage the growth and success of the Company by providing incentives to motivate, attract and retain employees of competent training, experience and ability to encourage such people to invest in the Common Stock of the Company, thereby increasing their proprietary interest in the business and their personal interest in the Company’s continued success and progress. The purpose also is to attract and retain outstanding Non-employee directors by enabling them to participate in Company growth through automatic non-discretionary grants of Options.

(c) The Plan shall be deemed to have been adopted December 11, 2006, subject to the ratification and approval by shareholders of the Company at the December 11, 2006 Annual Meeting. Options may be granted after the Plan is adopted and before the Plan is approved by shareholders but the Company shall have no obligations of any nature whatsoever to any employee or other person arising out of either this Plan or any Options granted hereunder unless shareholder approval is obtained.

(d) The Plan will not confer upon any Optionee any right with respect to continuance of employment by the Company, nor a continuing directorship, nor will it interfere in any way with the Company’s right to terminate the Optionee’s employment at any time with or without cause.

(e) No Option shall be granted pursuant to the Plan after December 1, 2016.

(f) The Committee, in its discretion, shall set the length of the time during which each Option may be exercised, except for Non-employee director grants, but in no event shall it be longer than ten years after the date of grant.

SECTION 3

ADMINISTRATION:

(a) Subject to such orders and resolutions not inconsistent with the provisions of the Plan as may from time to time be issued or adopted by the Board of Directors, the Plan shall be administered by, or only in accordance with the recommendation of, a Committee of two or more persons having full authority to act in the matter, all of the members of which

Committee are “Non-Employee Directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

        (1)  The Committee shall administer the Plan and accordingly, it shall have full power to grant Options, construe and interpret the Plan, amend and adjust terms of then existing options subject to restrictions of this Plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, it believes reasonable and proper.

        (2)  The determination of those eligible to receive Options, and the amount, type and timing of each Option and the terms and conditions of the respective Option Agreements shall rest in the sole discretion of the Committee, subject to the provisions of the Plan.

        (3)  The Committee may cancel any Options awarded under the Plan if an Optionee conducts himself in a manner which the Committee determines to be inimical to the best interests of the Company and/or accepts employment with a competitor. This provision does not apply to Non-employee director Options.

        (4)  The Board, or the Committee, may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any granted Option, in the manner and to the extent it shall deem necessary to carry it into effect.

None of the Committee members are eligible to receive Options under the Plan while a member of the Committee, except pursuant to Section 5(e).

(b) All determinations by the Committee shall be made by the affirmative vote of a majority of its members by written consent or by a majority vote, in person or otherwise, of its members at a meeting called for that purpose.

(c) Each Option shall be evidenced by an Agreement which shall contain the terms and conditions and shall be signed by an Officer of the Company and the Optionee. As a minimum, the Agreement shall state the number of shares of stock under Option, the Option price and the duration of the Option.

(d) All decisions made by the Committee pursuant to provisions of the Plan or related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all parties, including the Company, shareholders, employees and Optionees.

SECTION 4

SHARES SUBJECT TO THE PLAN:

(a) Shares to be delivered upon exercise of an Option under the Plan shall be made available at the discretion of the Board of Directors either from authorized but unissued shares of the Company’s Common Stock or shares acquired by the Company, including shares purchased in the open market.

(b) In the event of merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or other change in corporation structure affecting the Company’s Common Stock the number of shares of Common Stock available for Options and subject to outstanding Options shall be adjusted proportionately. Similarly, the Option price per share of outstanding Options shall be appropriately adjusted. However, fractional shares may be rounded to the nearest whole share.

SECTION 5

ELIGIBILITY AND PARTICIPATION:

(a) The persons eligible for participation in the Plan shall be full-time managerial, administrative or professional employees of the Company, Non-employee directors and those other employees who are key to the Company’s success. This includes officers, whether or not Directors of the Company. Participation in the Plan shall not be automatic except for Non-employee directors who shall be granted Options in amounts and pursuant to the terms only as provided by Section 5(e) herein and not otherwise.

(b) Subject to the limitations of the Plan, the Committee shall select the persons to participate in the Plan, determine the number and Option price of shares subject to each Option, and determine the date when each Option shall be granted and the date when each Option shall expire. The date the employee becomes an Optionee is the date of his Agreement with the Company. More than one Option may be granted to the same Optionee and an Optionee may enter into more than one Agreement with the Company.

(c) No Incentive Stock Option shall be granted to anyone who, immediately after such Option would otherwise be granted, would own stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

(d) An Option granted to an Optionee under this Plan shall in all events lapse upon expiration of the Option period, if not exercised, lapsed, canceled or otherwise terminated prior thereto. If an Option granted hereunder is not exercised but is canceled, terminated or lapsed, the shares covered by such Option shall become again available for grant by the Committee under this Plan.

(e) Each person who becomes for the first time a Non-employee director, including by reason of election, appointment or lapse of three (3) years since employment by the Company (whether or not that person is standing for re-election that year), will receive an immediate one-time Option grant for 2,500 shares. Each Non-employee director will receive an Option grant for 2,500 shares on the first business day following each annual meeting. The following terms and conditions are applicable to each Option. The Option price per share will be equal to one hundred percent (100%) of the fair market value on the date of the Option grant. The Options will have terms of ten years measured from the date of the Option grant. In the event the Optionee ceases to serve as a director the Option may be exercised for a period of five (5) years after the date of cessation unless cessation is caused by reason of disability or death in which case the option may be exercised for a period of two (2) years. In the case of death the Option may be exercised within such period by the estate or heirs of the Optionee. The above exercise periods do not extend the option period as established at time of grant.

SECTION 6

TERM OF THE PLAN AND OPTION PERIOD:

(a) The Plan shall automatically terminate on December 1, 2016, which is within ten years from the Date of Adoption. No Options shall be granted after the date of such termination. However, the Plan shall remain in effect as to all outstanding Options until the outstanding Options are exercised, canceled, terminated or lapsed.

(b) Such termination shall not adversely affect Options previously granted.

(c) Subject to the provisions of the Plan with respect to death, disability, retirement, termination of employment, or otherwise, the maximum period during which each Option shall be exercised shall be fixed by the Committee, except for Non-employee directors, at the time each such Option is granted, but in no event shall it exceed ten years from the date of such grant.

SECTION 7

OTHER PROVISIONS:

The Committee may grant either Incentive Stock Options or Nonqualified Stock Options to employees. Where an Incentive Stock Option and a Nonqualified Stock Option are

awarded by the Committee, such Options shall constitute separate grants and shall clearly be identified as such. In no event will the exercise of one such Option affect the right to exercise the other such Option. If an Incentive Stock Option is awarded, absolutely all terms and conditions making it so must be complied with by the Company and the Optionee.

        (a)  OPTION PRICE: The Option price for shares of Common Stock of the Company shall be one hundred percent (100%) of the fair market value of such Common Stock on the date the Option is granted. For the purposes of this Plan, such fair market value shall be determined (i) in case the Common Stock shall not then be listed and traded upon a recognized securities exchange, upon the basis of the mean between the bid and asked quotations for such stock on the date of grant (as reported by a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations on the date of grant, then upon the basis of preceding the date of grant, or (ii) in the case the Common Stock shall then be listed and traded upon a recognized securities exchange, upon the basis of the mean between the highest and lowest selling prices at which shares of the Common Stock were traded on such recognized securities exchange on the date of grant or, if the Common Stock was not traded on said date, upon the basis of the mean of such prices on the date nearest preceding the date of grant, and upon any other factors which the Committee shall deem appropriate.

        (b)  MAXIMUM OPTION GRANTS: The aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by such individual during any calendar year (under all such plans of the Company and its parent and subsidiary corporations, if any) shall not exceed $100,000. Options granted in excess of the applicable statutory limit shall be treated as Nonqualified Stock Options. No Optionee may be granted Options in any fiscal year to purchase an aggregate number of shares in excess of 25,000 Common Shares per Optionee.

        (c)  EXERCISE OF OPTIONS: Each Option granted under the Plan shall be exercisable at the Option price set forth in the Agreement, on such date or dates during such Option Period (not exceeding ten years from the date of such grant) and for such number of shares as determined by the Committee and as is set forth in the Agreement with respect to such Option. However, no Option granted hereunder to any employee may be exercised except in the case of death, disability or retirement pursuant to any pension or retirement plan of the Company, until two years of continued employment with the Company has elapsed. Any Optionee desiring to exercise any Option hereunder shall give written notice to the designated financial officer of the Company and include therein full payment for the shares supporting such Option. Full payment of the exercise price including any tax due is to be made in cash, with the stock of the Company or with a combination of both. Notice is only valid when full payment is included therewith.

        (d)  TRANSFERABILITY OF OPTIONS: An Option granted under the Plan may not be transferred except by will or the laws of descent and distribution, and during the lifetime of the Optionee shall only be exercisable by the Optionee. The Optionee shall have no interest in the stock subject to Options and shall have no rights until the shares are fully paid for and certificates for such stock are issued to the Optionee.

        (e)  PAYMENT FOR SHARES: No shares shall be issued to any Optionee until notice, as defined in Section 7(c) has been given to the Company. Within 45 days after the receipt of said notice to exercise the Option, the Company shall deliver to the Optionee certificates representing all stock purchased thereunder.

        (f)  RESTRICTION ON SALE OF SHARES: Any stock received pursuant to the exercise of an Incentive Stock Option which is sold within either: 1) two years from the effective date of the Option grant, or 2) within one year of the effective date of exercise, shall not be afforded the tax treatment of Incentive Stock Options. However, if any Optionee disposes of shares of Common Stock of the Company acquired on the exercise of an Incentive Stock Option by sale or exchange, either: 1) within two years after the date of the Option grant of the Incentive Stock Option under which the stock was acquired, or 2) within one year after the acquisition of such shares, the Optionee shall notify the Company of such disposition and of the amount realized upon such disposition.

        (g)  If any Option is not granted, exercised or held pursuant to the provisions of this Section, it will be considered to be a Nonqualified Stock Option to the extent that any or all of the Option grant or exercise is in conflict with the above restrictions.

SECTION 8

DEATH, RETIREMENT AND TERMINATION OF EMPLOYMENT:

Any Option granted to an employee, the period of which has not lapsed or expired, shall terminate at the time of the death of the Optionee to whom the Option was granted or on the retirement or termination for any reason of such Optionee’s employment with the Company, and no shares may thereafter be delivered pursuant to such Option, except that:

        (a)  within two years after the date of the Optionee’s death, during which two year period the Option may be exercised by the Optionee’s estate, legal representative, or legatee or such other person designated by an appropriate court as the person entitled to exercise such Option but only to the extent the Optionee was entitled to exercise it at the time of death. The Option must be exercised in the manner provided for in Section 7(c).

        (b)  within five years after termination of employment by reason of retirement pursuant to any pension or retirement plan of the Company or cessation of serving as a non-employee Director and to the extent the Optionee would have been able to exercise it at the time of such termination or cessation. The Option must be exercised in the manner provided for in Section 7(c).

        (c)  within two years after termination of employment by reason of disability to the extent the Optionee would have been able to exercise it at the time of such termination. The Option must be exercised in the manner provided for in Section 7(c).

Nothing in this Section 8 shall extend the option period as established at time of grant.

SECTION 9

AMENDMENT OF THE PLAN:

The Board of Directors may amend, suspend or discontinue the Plan, but may not, without the approval of the Company’s shareholders, make any amendment which would:

        (a)  abolish the Committee, change the qualifications of its members, or withdraw the administration of the Plan from its supervision, or permit any person while a member of the Committee to become eligible to participate in the Plan subject to Section 5(e);

        (b)  make any material change in the class of eligible employees as defined in the Plan;

        (c)  increase the aggregate number of shares for which Options may be granted under the Plan;

        (d)  extend the term of the Plan or the maximum Option Period; or

        (e)  change the right of any Non-employee director to receive automatic non-discretionary grants of Options under this Plan. The Plan provisions relating to grants to Non-employee directors shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

REQUIREMENTS OF LAW:

(a) WITHHOLDING TAXES: The Company shall have the right to deduct from all payments under this Plan, in cash, or deduct from payroll wages, an amount necessary to satisfy any federal, state or local withholding tax requirements or otherwise.

(b) GOVERNING LAW: The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Minnesota.

(c) AGREEMENT TO COMPLY WITH SECURITIES LAWS AND THE INTERNAL REVENUE CODE: Before the Company delivers any stock purchased, the following written statement may be required from the Optionee:

“I agree not to dispose of the shares purchased by me pursuant to the Flexsteel Industries, Inc. 2006 Stock Option Plan, otherwise than in compliance with the Securities Act of 1933, as amended, and rules and regulations promulgated thereunder and all other laws, rules and regulations applicable.”

(d) If any term in this Plan pertaining to Incentive Stock Options does not conform to Section 422 of the Internal Revenue Code of 1986, as amended, those terms will be invalid and taken out of the Plan. However, removal of any invalid terms will not affect the remaining terms of the Plan.

Notice of 2006
Annual Meeting
and
Proxy Statement

FLEXSTEEL INDUSTRIES, INC. P.O. BOX 877 DUBUQUE, IOWA 52004-0877	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 11, 2006

        The undersigned, a shareholder of Flexsteel Industries, Inc., hereby appoints Timothy E. Hall and Eric S. Rangen, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the same number of shares which the undersigned is then entitled to vote at the Annual Meeting of the Shareholders of Flexsteel Industries, Inc., to be held on Monday, December 11, 2006 at 2:00 P.M. at the Hilton Minneapolis, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, and at any adjournments or postponements thereof as follows:

        The Board of Directors recommends a vote FOR:

 Proposal No. 1 – Election of four (4) Class II Directors (Term will Expire at the 2009 Annual Meeting):

James R. Richardson (Class II)	Patrick M. Crahan (Class II)	Robert E. Deignan (Class II)	Mary C. Bottie (Class II)

☐	FOR all Nominees (Except as marked to	☐	WITHHELD from all Nominees	☐	WITHHELD from the following only: (Write name(s) below)
the contrary)

Proposal No. 2 – Approval of the 2006 Stock Option Plan:	☐	FOR	☐	AGAINST	☐	ABSTAIN

Proposal No. 3 – Amend Subsection A of Article V of the 1983 Restated Articles of Incorporation, as amended, to increase the minimum number of directors to seven (7) and the maximum number of directors to thirteen (13):	☐	FOR	☐	AGAINST	☐	ABSTAIN

In their discretion to vote upon such other business as may properly come before the meeting, or any adjournments or postponements thereof, UNLESS THE SHAREHOLDER LINES OR CROSSES OUT THIS AUTHORITY.

(Important: continued, and to be signed and dated, on the reverse side)

(Continued from other side)

The Undersigned hereby revokes any proxy or proxies to vote such shares heretofore given.

PLEASE VOTE, DATE, SIGN, AND RETURN IN THE ENCLOSED ENVELOPE.

Dated	, 2006.

(Signature)

Signature of shareholder shall correspond exactly with the name appearing hereon. If a joint account, each owner must sign. When signing as attorney, executor, administrator, trustee, guardian or corporate official, give your full title as such.

This proxy when properly executed will be voted in the manner directed hereon by the above-signed shareholder. If no direction is given, this proxy will be voted FOR Proposals 1, 2 and 3, and the grant of authority to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof will not be crossed out.